Registration No. 333-_________


  As filed with the Securities and Exchange Commission on March 24, 2010

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                         FORM S-8REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            Oritani Financial Corp.
             (Exact Name of Registrant as Specified in its Charter)




            Federal                                     22-3617966
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                370 Pascack Road
                    Township of Washington, New Jersey 07676
                    (Address of Principal Executive Offices)

        Oritani Bank Employees' Savings & Profit Sharing Plan and Trust
                            (Full Title of the Plan)



                                   Copies to:


          Mr. Kevin J. Lynch                        Marc P. Levy, Esquire
   Chairman of the Board,President and       Luse Gorman Pomerenk & Schick, P.C.
       Chief Executive Officer              5335 Wisconsin Ave., N.W., Suite 780
       Oritani Financial Corp.                  Washington, DC 20015-2035
         370 Pascack Road                           (202) 274-2000
Township of Washington, New Jersey 07676
        (201) 664-5400
(Name, Address and Telephone Number of
     Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer []  Accelerated filer  [x]   Non-accelerated filer []
Smaller reporting company  []

                  (Do not check if a smaller reporting company)
                            --------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------
Participation Interests             (1)                  __                     __                     (2)
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)      Pursuant to Rule 457(h)(3) no registration fee is required to be paid.

                             ---------------------

         This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     This Registration Statement relates to the registration of an indeterminate number of participation interests in the Oritani Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The  following   documents   previously  or  concurrently  filed  with  the
Commission are hereby incorporated by reference in this Registration Statement:

     a) The Company's Prospectus (Commission File No. 333-137309) filed with the Commission on November 22, 2006 pursuant to Rule 424(b)(3) of the Securities Act;

     b) The Company's Annual Report on Form 10-K for the year ended June 30, 2009 (File No. 001-33223), filed with the Commission on September 11, 2009, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

     c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

     d) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on December 22, 2006, as amended on December 22, 2006 and January 22, 2007 (File No. 001-33223).

     e) The Company's Form 11-K for the Plan for the year ended December 31, 2008 (File No. 001-33223) filed with the Commission on July 10, 2009 pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Article VI of the Bylaws of the Company set forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such.

                           ARTICLE VI. INDEMNIFICATION

     The Company shall indemnify its directors, officer, and employees in accordance with the following requirements:

     (a) Definitions and rules of construction.

          (1) Definitions for purposes of this Article

               (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

               (ii) Court. The term "court" includes, without limitation, any court to which or in which any appeal or proceeding for review is brought.

               (iii) Final judgment. The term "final judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

               (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

               (2) References in this Article to any individual or other person, including any savings bank, shall include legal representatives, successors, and assigns thereof.

     (b) General. Subject to paragraphs (c) and (f) of this Article, the Company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the Company, for:

          (1) Any amount for which that person becomes liable under a judgment in such action; and

          (2) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article if he or she attains a favorable judgment in such enforcement action.

          (c) Requirements. Indemnification shall be made to person under paragraph (b) of this Article only if:

                  (1)      Final judgment on the merits is in his or her favor;

                  (2)      In case of:

                         (i) Settlement,

                         (ii) Final judgment against him or her, or

                        (iii) Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the Company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Company or its members.

     However, no indemnification shall be made unless the Company gives the Office at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the District Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Director of the Office advises the Company in writing, within such notice period, of his or her objection thereto.

     (d) Insurance. The Company shall obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. The Company may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     (e) Payment of expenses. If a majority of the directors of the Company conclude that, in connection with an action, any person ultimately may become entitled to indemnification under this Article, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this paragraph
(e) shall prevent the directors of the Company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Company. Before making advance payment of expenses under this paragraph (e), the Company shall obtain an agreement that the Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

     (f) Exclusiveness of provisions. The indemnification of any person referred to in paragraph (b) shall be governed solely by these bylaws as provided for in 12 C.F.R. ss.545.121(b) and the obtaining of insurance as referred to in paragraph (d) shall be governed by paragraph (d) of 12 C.F.R. ss.545.121.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  List of Exhibits.

Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto
--------------                      --------                           ---------------------------
         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

         99       Prospectus Supplement                                         **


-------------------
* Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-137309) filed by the Company under the Securities Act with the Commission on September 14, 2006, and all amendments or reports filed for the purpose of updating such description.

** Incorporated by reference to the Pre-effective Amendment No. 1 to the Form S-1 (Commission File No. 333-137309) filed by the Company under the Securities Act with the Commission on October 27, 2006.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Washington, State of New Jersey, on this 24th day of March, 2010.

                                           ORITANI FINANCIAL CORP.

                                       By: /s/ Kevin J. Lynch
                                           Kevin J. Lynch
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Oritani Financial Corp. (the "Company") hereby severally constitute and appoint Kevin J. Lynch, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Kevin J. Lynch may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests under the Oritani Bank Employees' Savings & Profit Sharing Plan and Trust, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Kevin J. Lynch shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                                  Title                                       Date
----------                                  -----                                       ----

/s/ Kevin J. Lynch                          Chairman, President and                     March 24, 2010
------------------------------------                                                    ------------------
Kevin J. Lynch                              Chief Executive Officer
                                            (Principal Executive Officer)

/s/ John M. Fields, Jr.                     Executive Vice President and                March 24, 2010
------------------------------------                                                    ------------------
John M. Fields, Jr.                         Chief Financial Officer
                                            (Principal Financial and Accounting
                                             Officer)

/s/ Michael A. DeBernardi                   Director, Executive Vice President          March 24, 2010
------------------------------------                                                    ------------------
Michael A. DeBernardi                       and Chief Operating Officer

/s/ Nicholas Antonaccio                     Director                                    March 24, 2010
------------------------------------                                                    ------------------
Nicholas Antonaccio

/s/ James J. Doyle, Jr.                     Director                                    March 24, 2010
------------------------------------                                                    ------------------
James J. Doyle, Jr.

/s/ Robert S. Hekemian, Jr.                 Director                                    March 24, 2010
------------------------------------                                                    ------------------
Robert S. Hekemian, Jr.

/s/ John J. Skelly, Jr.                     Director                                    March 24, 2010
------------------------------------                                                    ------------------
John J. Skelly, Jr.

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Washington, State of New Jersey, on this 24th day of March 2010.


                                        Oritani Bank Employees' Savings & Profit
                                        Sharing Plan and Trust



                                        By: /s/ John M. Fields
                                        Name:  John M. Fields
                                        Title: Trustee

                                  EXHIBIT INDEX

Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto
--------------                      --------                           ----------------------------

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

         99       Prospectus Supplement                                         **

----------------------

* Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-137309) originally filed by the Company under the Securities Act with the Commission on September 14, 2006, and all amendments or reports filed for the purpose of updating such description.

** Incorporated by reference to the Pre-effective Amendment No. 1 to the Form S-1 (Commission File No. 333-137309) filed by the Company under the Securities Act with the Commission on October 27, 2006.

                                    Exhibit 5

                  OPINION OF LUSE GORMAN POMERENK & SCHICK, PC

                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 780
                             WASHINGTON, D.C. 20015
                                -----------------
                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                       WRITER'S EMAIL
(202) 274-2000


March 24, 2010

Board of Directors
Oritani Financial Corp.
370 Pascack Road
Township of Washington, New Jersey 07676

      Re: Oritani Bank Employees' Savings & Profit Sharing Plan and Trust Registration Statement on Form S-8
           ---------------------------------------------------------------

Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of participation interests in the Oritani Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan").

     In rendering the opinion expressed herein, we have reviewed the Charter of Oritani Financial Corp. (the "Company"), the Plan, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8 and in accordance with the Plan, the participation interests in the Plan will be legally issued, fully paid and non-assessable and the shares of common stock, par value $0.01 per share, of the Company that may be purchased by the Plan will, upon purchase, be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.



                                               Very truly yours,



                                               /s/ LUSE GORMAN POMERENK & SCHICK
                                               LUSE GORMAN POMERENK & SCHICK
                                               A Professional Corporation

                                  Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                    KPMG LLP
                            New Jersey Headquarters
                          150 John F. Kennedy Highway
                             Short Hills, NJ 07078


           Consent of Independent Registered Public Accounting Firm


The Board of Directors
Oritani Financial Corp. and subsidiaries:


We consent to the use of our reports dated September 11, 2009 with respect to the consolidated balance sheets of Oritani Financial Corp. and subsidiaries as of June 30, 2009 and 2008 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2009 and the effectiveness of internal control over financial reporting as of June 30, 2009 incorporated by reference herein

                                                /s/ KPMG LLP


March 24, 2010